UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following communications was addressed to all employees of Solectron on June 13, 2007:
FREQUENTLY ASKED QUESTIONS — BENEFITS AND COMPENSATION
Q: What does the acquisition mean to my compensation and benefits package?
A: The acquisition of Solectron by Flextronics was announced June 4. The merger is expected to close by the end of the 2007 calendar year. Prior to the close of the merger, we do not expect changes in compensation or benefits at Solectron outside of the normal course of business. Benefits Open Enrollment in the U.S. through the Hewitt Your Benefits Resources will be conducted at nearly the same time for calendar year 2008.
Following the close of the merger, all compensation and benefits decisions will be made by Flextronics.
Q: For Solectron employees who currently hold stock options and restricted stock, will such awards vest immediately prior to or in connection with the merger? If not, when will they vest?
A: We need to look at stock options and restricted stock separately.
Stock Options
Stock options with a strike or grant price of $5 or less that are outstanding immediately prior to the merger will be assumed by Flextronics and converted into stock options to purchase shares of Flextronics common stock. Such options will generally be subject to the same terms and conditions of the original Solectron stock option grants, including the vesting schedule. However, the number of shares subject to each assumed stock option and the exercise price of such option will be adjusted as follows:
•	Each assumed stock option will be exercisable for the number of Flextronics shares equal to 0.345 times the number of Solectron shares covered by the stock option just before the merger, rounded down to the nearest whole number; and

•	The new exercise price of each assumed stock option will equal the original exercise price just before the merger divided by 0.345, rounded up to the nearest whole cent.
Stock options with a strike or grant price higher than $5 that are outstanding immediately prior to the closing of the merger will not be assumed by Flextronics. As a result and in accordance with the terms of the stock option plan under which such stock options were granted, these stock options will become fully vested and exercisable. Associates with these stock options will be given at least a 30-day window prior to the close of the merger to exercise these stock options. After the 30-day period, the stock options will be cancelled. The acceleration of the vesting of these stock options, as well as their exercise, is contingent upon (i) the close of the merger and (ii) the holder’s continued employment by the Company through the close of the merger.

Restricted Stock Grants
Holders of restricted stock will be entitled to elect to receive Flextronics stock or cash in exchange for their shares of restricted stock per the terms of the merger agreement. However, the vesting terms and conditions (including any vesting acceleration provisions) will remain unchanged and will apply to the Flextronics stock or cash for which the Solectron restricted stock was exchanged. As a result, holders of restricted stock will not receive the Flextronics stock or cash until such time as the Solectron restricted stock would have vested (in accordance with applicable vesting terms and conditions, including any vesting acceleration provisions).
Holders of restricted stock and stock options will be receiving additional information in the coming days.
Q: Will there be instructions given as to how associates can manage their Solectron shares, stock options and shares of restricted stock? If so, when?
A: As the acquisition was recently announced, we are still working on the process and do not have any additional information at this time. Solectron will be sharing information as it becomes available. However, now is a good time to ensure your address, telephone number and contact information in your region’s HR system/employee database is current to ensure timely communications.
Q: What happens to Solectron’s ESPP (Employee Stock Purchase Program) program?
A: The ESPP will continue during the period prior to the close of the merger. Open enrollment for the next ESPP offering is scheduled for late June 2007. However, based on the projected closing date of the merger, the offering period will be shortened and will end on a date that is currently estimated to be 30-45 days before the projected close. The shortened offering period will enable Solectron to deliver the shares to participating associates in a timely fashion so that such associates will have an opportunity to make elections to receive either Flextronics stock or cash with respect to the shares. More detailed information will be shared as it becomes available.
Q: We heard that Flextronics doesn’t have a stock purchase plan. Is this true?
A: This is true. Flextronics does not have a stock purchase plan.
Q: Can we still expect to see our quarterly and year-end bonuses?
A: Yes, for fiscal year 2007, our quarterly and year-end bonuses under all Solectron bonus plans will be paid based on achievement of the metrics of performance we have previously outlined.
Q: If I am terminated after the closing, will I receive severance?
A: As the acquisition was recently announced, we are still working on the process and do not have any additional information at this time. Solectron will be sharing information as it becomes available.
Q: Will Flextronics recognize my service with Solectron if my role continues at Flextronics?
A: Given the terms of the merger agreement, it is expected that your service with Solectron and its subsidiaries, including predecessor employers, prior to the merger will be credited to your employment at Flextronics for certain purposes under certain Flextronics benefit plans. Specifically, to the extent that you participate in certain Flextronics benefit plans, it is expected that you will receive service credit for vesting and eligibility purposes and, with respect to vacation and severance, for purposes of determining benefit levels. We do not know at this time if and when Flextronics will transition Solectron employees to Flextronics benefit plans. However, they have agreed to either continue Solectron benefit plans, transition employees to Flextronics benefit plans or a combination of both.
Q: What happens to our 401K accounts?
A: The money that you have contributed to your 401(k) account is yours, and is protected by ERISA (Employee Retirement Income Security Act). Any matching contributions that we have made are subject to a vesting schedule and is also yours to the extent such contributions are vested. During the period prior to the close of the merger, we expect to continue our 401(k) plans. We do not know at this time whether our 401(k) plans will be continued after the close of the merger or whether our 401(k) plans will be terminated immediately prior to the close of the merger. If the 401(k) plans are terminated, you will become 100% vested in your accounts and you will receive information concerning your distribution alternatives. We will provide you with additional information as it becomes available.
Q: Will we have new job titles, salary grades and what will they be?
A: Details about titles and salary grades will be determined during the period prior to the close of the merger. We will provide you with additional information as it becomes available.
Q: I have accrued but unused vacation and sick time. What will happen to my accrual balance when we become part of Flextronics?
A: We do not anticipate any change to your accrual balance of unused vacation or sick time.
Q: Will benefits such as health, jury duty, tuition reimbursement and related benefits change?
A: Prior to the close of the merger, we do not expect changes to Solectron’s benefits programs outside of the normal course of business. Prior to the close, Solectron continues to operate independently of Flextronics and its employee programs. Accordingly, Open Enrollment currently is anticipated to take placefor late October or early November as normal. However, whether these programs will be maintained by Flextronics following the close of the merger has not yet been determined. We are in the process of reviewing and evaluating Flextronics’ benefits programs, and they are reviewing ours. When we have more information, we will be sure to communicate relevant information.
Q: What will be my pay schedule following the close of the merger?
A: Solectron does not expect any change in pay schedules following the close of the merger. However, all compensation-related decisions following the close of the merger will be made by Flextronics. We will provide you with additional information as it becomes available.

Q: How does Flextronics’ bonus plan(s) compare to Solectron’s bonus plan?
A: We are still in the process of reviewing Flextronics’ benefits programs, including its bonus plan. As we learn more about Flextronics’ bonus plan(s), we will provide more information.
Q: I have a pre-existing medical condition. Will I be able to transfer to Flextronics’ group health plans without interruption in coverage?
A: Flextronics has agreed to either continue Solectron benefit plans, transition employees to Flextronics benefit plans or a combination of both. We do not know at this time if and when Flextronics will transition Solectron employees to Flextronics benefit plans. However, if and when they do transition Solectron employees to Flextronics benefit plans, Flextronics has agreed to waive any pre-existing condition exclusions otherwise applicable under their group health plans.
Q: Does Flextronics provide any life insurance at no cost, like Solectron’s Basic Life Plan? What about Short and Long term Disability?
A: We are in the process of reviewing and evaluating Flextronics’ benefits package. As soon as we have more information, we will be sure to communicate those details.
Q: What will happen to the bonus for non-site employees that are on the annual payout plan?
A: For fiscal year 2007, our quarterly and year-end bonuses will be paid based on the metrics of performance we have previously outlined.
Q: What communication will I receive from Solectron?
A: During this time of change and transition, Solectron is committed to keeping our associates as informed as possible. Your managers will be a key source of information. You will also receive updates via e-mail and the intranet, as well as through All Employee Meetings, weekly or daily shift meetings and webcasts or audio conferences.
Safe Harbor Statement
     This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to the expected timing for closing of the acquisition of Solectron by Flextronics, the expected synergies and benefits to the combined company and its customers from the acquisition, the impact of the acquisition on Flextronics’s earnings per share, the ability of Flextronics to successfully integrate the businesses of the combined company, projected revenue and earnings and related growth and other statements regarding the anticipated future performance of the combined company and the industry in which it operates. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, the dependence of the combined company on industries that continually produce technologically advanced products with short life cycles, the ability of the combined company to respond to changes and fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting Flextronics, Solectron and the combined company as described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be provided to Flextronics’s and Solectron’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in their quarterly and annual reports and other filings made by Flextronics and by Solectron with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor Solectron assumes any obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find it:
     In connection with the Merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.